Exhibit (i)(4)

CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the caption "Legal Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 48 to the Registration Statement (No. 333-166018) on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 50 to the Registration Statement (No. 811-22406) on Form N-1A under the Investment Company Act of 1940, as amended, of Mirae Asset Discovery Funds.  This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the reference to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Drinker Biddle & Reath LLP

DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania

August 28, 2017